                                                                     Exhibit 4.1

      NUMBER                                                              UNITS

  SEE REVERSE FOR
CERTAIN DEFINITIONS
                          NAVIOS MARITIME HOLDINGS INC.

                                                                CUSIP __________

 UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS EACH TO PURCHASE
                           ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                          is the owner of
                                                           Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Navios Maritime Holdings Inc., a Marshall Islands
corporation (the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on December
10, 2006, and will expire unless exercised before 5:00 p.m., New York City Time, on December 9, 2008, or earlier upon redemption (the "Expiration Date"). The terms of the Warrants are governed by a Warrant Agreement, dated as of December
__, 2004, between the Company and Continental Stock Transfer & Trust Company, as
Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are
available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and
Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By                    NAVIOS MARITIME HOLDINGS INC.

                                    CORPORATE
                                MARSHALL ISLANDS
   -------------------------          SEAL             -------------------------
   Chairman of the Board              2005             Secretary

                          NAVIOS MARITIME HOLDINGS INC.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the
Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                  as tenants in common                            UNIF GIFT MIN ACT -             Custodian
TEN ENT -                  as tenants by the entireties                                            (Cust)             (Minor)
JT TEN -                   as joint tenants with right of survivorship     under Uniform Gifts to Minors Act
                           and not as tenants in common
                                                                                                 ----------------------
                                                                                                        (State)

Additional Abbreviations may also be used though not in the above list.

For value received,                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                           Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                        Attorney to transfer the said Units on
the books of the within named Company will full power of substitution in the premises.

Dated
       ----------------

                                ------------------------------------------------
                                NOTICE: The signature to this assignment must
                                        correspond with the name as written upon
                                        the face of the certificate in every
                                        particular, without alteration or
                                        enlargement or any change whatever.

Signature(s) Guaranteed:

--------------------------------------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15).